                                                                 Exhibit 23(c)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Questron Technology, Inc. (the "Company") of our report dated February 24, 1998, on our audit of the consolidated financial statements of the Company and its subsidiaries, as of December 31, 1997, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts."

MOORE STEPHENS, P.C.

New York, New York
April 20, 2000


                                      II-9